Exhibit 15.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 No. 333-280673 of Santander UK Group Holdings plc of our report dated 7 March, 2025 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom
7 March, 2025

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